UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-53244

Date of Report: December 31, 2010

RESOURCE ACQUISITION GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	13-1869744
(State of other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

80 Wall Street, 5th Floor, New York, New York	10005
(Address of principal executive offices)	(Zip Code)

212-300-0070

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02  Unregistered Sale of Equity Securities

On December 31, 2010 Resource Acquisition Group, Inc., John C. Leo and Brian Zucker entered into an agreement whereby:

•	Mr. Leo agreed to lend $7,000 to Resource Acquisition Group;
•	Mr. Leo agreed to retroactively reduce to 4% per annum the interest rate of all promissory notes due to him and to extend the due dates to March 31, 2011;
•	Mr. Zucker agreed to forgive accrued salary of $31,459 due to him; and
•
Resource Acquisition Group and Mr. Leo agreed that $31,459.50 in accrued salary due to Mr. Leo would be satisfied by the issuance of 699,679 shares of the Company’s common stock, which shares were issued as of that date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOURCE ACQUISITION GROUP, INC.

	By:	/s/ John C. Leo
John C. Leo, Chief Executive Officer
Dated: January 31, 2010